UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 1st, 2023, Rays Technology Co., Ltd. (“Rays”), a majority-owned subsidiary of China United Insurance Services, Inc. (the “Company”), received a Decision Letter dated May 29, 2023 from the Financial Supervisory Commission (Taiwan) (the “FSC”) stating that Rays was fined NTD1,800,000 (equivalent to approximately $58,823 USD) (the “Fine”) by the FSC for violating Article 167-1 Section 3 of the Insurance Act of Taiwan (the “Act”). The FSC found that Rays used its website “Triple-I” and its super salesperson system thereon to facilitate certain insurance sales and charged certain fees from certain participating insurance salespersons on the Triple-I super salesperson system once clients purchase insurance products from those insurance salespersons in 2022. The FSC found that Rays’ operations through the Triple-I website constituted insurance brokerage services but Rays did not have the proper insurance brokerage license while operating the Triple-I website. Rays will adjust its business model in order to comply with current laws and regulations.

The Company and Rays plan to pay the Fine on or prior to the prescribed payment due date according to the Decision Letter and decide to appeal this Decision Letter after internal discussions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: June 7, 2023	/s/ Yi-Hsiao Mao
Name: Yi-Hsiao Mao
Title: Chief Executive Officer